                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                             WHITTAKER CORPORATION
                                       TO

                            MEGGITT ACQUISITION INC.
                      AN INDIRECT WHOLLY-OWNED SUBSIDIARY
                                       OF
                                  MEGGITT PLC
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
        NEW YORK CITY TIME, ON JULY 13, 1999, UNLESS THE OFFER IS EXTENDED.


     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the 'Common
Stock'), including the preferred share purchase rights associated therewith issued pursuant to the Rights Agreement, as amended on June 9, 1999 (as defined in the Offer to Purchase) (the 'Rights' and, together with the Common
Stock, the 'Shares'), of Whittaker Corporation, a Delaware corporation (the
'Company'), or certificates representing shares of Series D Participating
Convertible Preferred Stock, par value $1.00 per share, of the Company, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See
Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
                By Mail:                        By Overnight Delivery:                        By Hand:
ChaseMellon Shareholder Services, L.L.C.      Reorganization Department               ChaseMellon Shareholder
       Reorganization Department                 85 Challenger Road                       Services, L.L.C.
             P.O. Box 3301                       Mail Stop -- Reorg                   Reorganization Department
           South Hackensack,                  Ridgefield Park, NJ 07660                      120 Broadway
                NJ 07606                                                                      13th Floor
                                                                                         New York, NY 10271

                                              By Facsimile Transmission:
                                          (For Eligible Institutions Only)
                                                   (201) 296-4293
                                           Confirm Facsimile By Telephone:
                                                    (201) 296-4860








     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an 'Eligible Institution' under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Meggitt Acquisition Inc., a Delaware corporation ('Purchaser'), and an indirect wholly-owned subsidiary of Meggitt
PLC, a public limited company incorporated under the laws of England and Wales
('Parent'), upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated June 15, 1999 (the 'Offer to Purchase'), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, constitute the 'Offer'), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value
$0.01 per share (the 'Common Stock'), including the preferred share purchase rights associated therewith issued pursuant to the Rights Agreement, as amended on June 9, 1999 (as defined in the Offer to Purchase) (the 'Rights' and, together with the Common Stock, the 'Shares'), of Whittaker Corporation, a Delaware corporation (the 'Company'), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

   Number of Shares: ........................................................

   Certificate Nos. (if available):

    .........................................................................
    .........................................................................

   Check box if Shares will be tendered by book-entry transfer:

   Account Number: ..........................................................
   Dated: ............................................................ , 1999



   Name(s) of Record Holder(s): .............................................
    .........................................................................
    .........................................................................
                                  PLEASE PRINT

   Address(es): .............................................................
    .........................................................................
    .........................................................................
                                                                     ZIP CODE

   Area Code and Tel. No.:

    .........................................................................
    .........................................................................
   Signature(s): ............................................................
    .........................................................................


                                      GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a participant in the Security Transfer Agents Medallion
Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three NYSE trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period stated herein. Failure to do so could result in a financial loss to such Eligible
Institution.

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
Name of Firm:  ....................................  ...............................................................
                                                                          AUTHORIZED SIGNATURE

Address:  .........................................  Name:  ........................................................
                                                                              PLEASE PRINT

 ..................................................  Title:  .......................................................
                                           ZIP CODE

Area Code & Tel. No:  .............................  Date: .................................................. , 1999

     DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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